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                                  Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                 As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 15, 1996, included in Brandywine Realty Trust's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.


                              ARTHUR ANDERSEN LLP


Philadelphia, PA
   October 14, 1996